Exhibit 10.1

EXECUTED

AMENDMENT NO. 1 TO FACILITY AGREEMENT
THIS AMENDMENT NO. 1 TO FACILITY AGREEMENT, dated as of April 15, 2022 (this “Amendment”), is made by and between Intersect ENT, Inc., a Delaware corporation (the “Borrower”) and Medtronic, Inc., a Minnesota corporation (the “Lender”).
WHEREAS, the Borrower and the Lender are party to that certain Facility Agreement, dated as of September 25, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Facility Agreement” and, the Facility Agreement as amended and modified by this Amendment, the “Amended Facility Agreement”). Capitalized terms used herein and not otherwise defined in this Amendment shall have the same meanings as specified in the Facility Agreement.
WHEREAS, the Borrower desires to, and the Lender has agreed to, establish incremental term loan commitment (the “Incremental Term Loan Commitment” and the Loans thereunder, the “Incremental Term Loans”) in an aggregate principal amount of $15,000,0000.
WHEREAS, the Borrower have requested that the Lender amend the Facility Agreement to reflect the Incremental Term Loan Commitments as set forth herein.
WHEREAS, the Lender is willing to enter this Amendment upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
Section 1.Amendments to Facility Agreement. The Facility Agreement is, effective as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:
(a)Section 1.1 of the Facility Agreement is hereby amended by adding the following new definitions thereto in the proper alphabetical order:
“Amendment No. 1” means that certain Amendment No. 1 to Facility Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower and the Lender.
“Amendment No. 1 Effective Date” means April 15, 2022.
“Closing Date Term Loans” means the Loans made by the Lender to the Borrower pursuant to Section 2.1(a).
“Incremental Term Loan Commitment” means $15,000,000.
“Incremental Term Loan” means the Loan made by the Lender to the Borrower pursuant to Section 2.1(b).
(b)The definition of the term “Availability” in Section 1.1 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:
“Availability Period” means (a) with respect to the Term Loan Commitments, the period commencing on the Closing Date and ending on the earlier of (i) the date the Merger Agreement is terminated for any reason other than the closing of the merger transaction contemplated therein and (ii) the closing of the merger transaction contemplated therein and (b) with respect to the Incremental Term Loan Commitment, the period commencing on May 2, 2022 and ending on the earlier of (i) the date the Merger Agreement is terminated for any reason other than the closing of the merger transaction contemplated therein and (ii) the closing of the merger transaction contemplated therein.

(c)The definition of the term “Loan” in Section 1.1 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:
“Loan” means (a) prior to the Amendment No. 1 Effective Date, all Closing Date Term Loans funded pursuant to Section 2.1(a) and (b) from and after the Amendment No. 1 Effective Date, (i) all Closing Date Term Loans funded pursuant to Section 2.1(a) and (ii) any Incremental Term Loan funded pursuant to Section 2.1(b).
(d)Section 1.4(b) of the Facility Agreement is hereby amended in its entirety to read as follows:
(b)    The Loans made by the Lender are evidenced by this Agreement. Additionally, the Borrower shall execute and deliver to the Lender (and/or, if applicable and if so requested by any assignee Lender pursuant to the assignment provisions of Section 9.4) on the Closing Date (or, if such assignment is made after the Closing Date, promptly (and, in any event, within three (3) Business Days thereof) after the Lender’s request) or the Amendment No. 1 Effective Date (or, if such assignment is made after the Amendment No. 1 Effective Date, promptly (and, in any event, within three (3) Business Days thereof) after the Lender’s request), as applicable, a Note, payable to the Lender in an amount equal to the unpaid principal amount of applicable Loans held by the Lender (which, at the request of the Lender, may provide separate Notes for separate or different parts of the Loans). Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing the Loans) are registered obligations, the right, title and interest of the Lender and its successors and assignees in and to the Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 1.4 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(e)(2) of the Code.
(e)Section 2.1 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:
(a)    On the terms and subject to the conditions set forth herein, the Lender agrees to lend to the Borrower during the Availability Period from time to time upon submission of an executed Disbursement Request, the principal amount of the term loans in an amount equal to $15,000,000 (the “Closing Date Term Loans”) each fiscal quarter up to an aggregate principal amount not to exceed the Term Loan Commitment. Upon receipt of a Disbursement Request, the Lender shall make the proceeds of the Disbursement available to the Borrower within three (3) business days of the Disbursement Request by wiring such amounts to an account or accounts designated in writing by the Borrower in the Disbursement Request, not to exceed $15,000,000 per fiscal quarter within three (3) business days of the Disbursement Request. Amounts borrowed hereunder that are paid, repaid, and/or prepaid may not be re-borrowed under any circumstance. Each borrowing shall be made by delivery of a fully executed Disbursement Request by an Authorized Officer delivered to the Lender. Within three (3) business days of Lender’s receipt of the Disbursement Request, Lender shall make proceeds available to the Borrower on the applicable Disbursement Date by transferring immediately available funds equal to the amount requested in the Disbursement Request to the account designated by Borrower.
(b)    On the terms and subject to the conditions set forth herein, the Lender agrees to lend a term loan to the Borrower at any time during the Availability Period with respect to the Incremental Term Loan Commitment upon submission of an executed Disbursement Request, in an aggregate principal amount equal to the Incremental Term Loan Commitment (the “Incremental Term Loan”). Upon receipt of a Disbursement Request, the Lender shall make the proceeds of the Disbursement available to the Borrower within three (3) business days of the Disbursement Request by wiring such amounts to an account or accounts designated in writing by the Borrower in the Disbursement Request, in the amount of $15,000,000, within three (3) business days of the Disbursement Request. Amounts borrowed hereunder that are paid, repaid, and/or prepaid may not be re-borrowed under any circumstance. Such borrowing shall be made by delivery of a fully executed Disbursement Request by an Authorized Officer delivered to the Lender. Within three (3) business days of Lender’s receipt of the Disbursement Request, Lender shall make proceeds available to the Borrower on the applicable Disbursement Date by transferring immediately available funds equal to the amount requested in the Disbursement Request to the account designated by Borrower.

(f)Section 2.6 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:
Interest. From and after (a) with respect to Closing Date Term Loans, the Closing Date, the outstanding principal amount of the Closing Date Term Loans, any overdue interest and any other amounts and Obligations shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month based on a year of 360 days) and (b) with respect to Incremental Term Loan, the Amendment No. 1 Effective Date, any overdue interest and any other amounts and Obligations shall bear interest at the Interest Rate (calculated on the basis of the actual number of days elapsed in each month based on a year of 360 days). All accrued and unpaid Interest shall be paid in cash on the Maturity Date. Notwithstanding the foregoing or anything to the contrary contained herein, on the date any principal amount of the Loans is prepaid, repaid, reduced or paid, or required to be prepaid, repaid, reduced or paid, for any reason hereunder (on the Maturity Date or otherwise), all accrued but unpaid interest on such principal amount shall be payable in cash.
(g)Section 6.12 of the Facility Agreement is hereby amended and restated in its entirety to read as follows:
Use of Proceeds. The proceeds of (a) the Closing Date Term Loans will be used solely for working capital and for general corporate purposes in accordance with the operating plan set forth in Section 5.1(a) of the Company Disclosure Schedule (as defined in the Merger Agreement) and (b) the Incremental Term Loan will be used solely for working capital and for general corporate purposes in accordance with the operating plan set forth in Section 5.1(a)the Company Disclosure Schedule (as defined in the Merger Agreement).
Section 2.The Incremental Term Loan Commitment. Subject to the satisfaction of the conditions set forth in Section 4 hereof, on and as of the Amendment No. 1 Effective Date, the Lender hereby agrees to make Incremental Term Loan to the Borrower in accordance with Section 2.1(b) of the Amended Facility Agreement and subject to the other terms and conditions set forth in the Amended Facility Agreement.
Section 3.Reference to and Effect on the Facility Documents.
(a)On and after the Amendment No. 1 Effective Date, each reference in the Facility Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Facility Agreement, and each reference in the other Facility Documents to “the Facility Agreement”, “thereunder”, “thereof” or words of like import referring to the “Facility Agreement”, shall mean and be a reference to the Amended Facility Agreement, and any reference to “Obligations” shall mean and be a reference to the “Obligations” under the Amended Facility Agreement.
(b)On and after the Amendment No. 1 Effective Date, the Facility Agreement, as specifically amended by this Amendment, and the other Facility Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)From and after the Amendment No. 1 Effective Date, this Amendment shall be deemed a Facility Document for all purposes under the Amended Facility Agreement and the other Facility Documents.
(d)The parties hereto acknowledge and agree that the amendment of the Facility Agreement pursuant to this Amendment and all other Facility Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Facility Agreement and the other Facility Documents as in effect prior to the Amendment No. 1 Effective Date.
Section 4.Conditions to Effectiveness of Amendment. The obligations of the Lender to make Incremental Term Loan under the Amended Facility Agreement and the amendments to the Facility Agreement contained in Sections 1 and 2 hereof, in each case, shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which the following conditions shall have been satisfied (or waived by the Lender):
(a)the Lender shall have received executed counterparts of this Amendment;
(b)the Lender shall have received a certificate of an Authorized Officer certifying that the conditions in clause (c), clause (d), clause (e) and clause (f) of this Section 4 have been satisfied;

(c)no Default or Event of Default shall have occurred or would reasonably be expected to result from this Amendment;
(d)immediately prior to and after giving effect to this Amendment, each representation and warranty by any Loan Party or any of its Subsidiaries contained herein or in any other Facility Document is true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;
(e)there shall not exist any Proceeding, order, injunction or decree of any Governmental Authority or in any court restraining or prohibiting (or attempting to restrain or prohibit) the execution of this Amendment or the funding of any Incremental Term Loan hereunder; and
(f)there shall not exist any material breach by Borrower of its obligations under the Merger Agreement and there shall not have been any Change of Recommendation (as defined in the Merger Agreement).
Section 5.Representations and Warranties. The Borrower hereby represents and warrants to the Lender as of the Amendment No. 1 Effective Date that:
(a)this Amendment constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement hereof may be limited by insolvency, bankruptcy, reorganization, moratorium or other similar Applicable Laws affecting creditors rights generally or by general equitable principles (whether considered in a proceeding in equity or at law); and
(b)this Amendment has been duly authorized, executed and delivered by the Borrower and the execution, delivery and performance of this Amendment by the Borrower and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any assets of the Borrower pursuant to, any agreement, document or instrument to which the Borrower is a party or by which the Borrower is bound or to which any of the assets or property of the Borrower is subject, except, with respect to this clause (a), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) result in any material violation of, or conflict in any material respect with, any of the provisions of the Organizational Documents, (c) result in the material violation of any Applicable Law, or (d) result in the material violation of any judgment, order, rule, corporate integrity agreement, regulation, determination or decree of any Governmental Authority.
Section 6.Ratification and Reaffirmation; Acknowledgement.
(a)The Borrower hereby consents to the amendments effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, Facility Document is, and the obligations of the Borrower contained in the Facility Agreement and in any other Facility Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.
(b)Except as expressly set forth or referenced herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver or novation of, or otherwise affect the rights and remedies of the Lender under, the Facility Agreement or any other Facility Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Facility Agreement or any other Facility Document or any other provision of the Facility Agreement or of any other Facility Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party hereto to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Facility Agreement or any other Facility Document in similar or different circumstances.
(c)The parties agree that the Incremental Term Loan is not issued pursuant to Section 5.21 of the Merger Agreement and are not Unsecured Subordinated Loans (as such term is defined in the Merger Agreement).
Section 7.Entire Agreement; Amendment.

(a)This Amendment, the Amended Facility Agreement and the other Facility Documents contain the entire understanding of the parties hereto with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto.
(b)No amendment, restatement, modification, supplement, change, termination or waiver of any provision of this Amendment and no consent to any departure by any Loan Party therefrom shall in any event be effective without the written concurrence of the Borrower and the Lender.
Section 8.Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
Section 9.Counterparts. This Amendment may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.
Section 10.Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

INTERSECT ENT, INC.,
as Borrower

By: /s/ Richard A. Meier
Name: Richard A. Meier
Title: Executive Vice President and Chief Financial Officer

MEDTRONIC, INC.,
as the Lender

By: /s/ Christopher M. Cleary
Name: Christopher M. Cleary
Title: Vice President, Corporate Development
[Signature Page to Amendment No. 1]